Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of InVivo Therapeutics Holdings Corp. of our report dated February 20, 2020, relating to the consolidated financial statements of InVivo Therapeutics Holdings Corp. and subsidiary, appearing in the Annual Report on Form 10-K of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

October 6, 2020